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        [LOGO]
                                                     World Headquarters
_________________________________
                                                     Ingersoll-Rand Company
                                                     Woodcliff Lake, New Jersey
07675-8738

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of Ingersoll-Rand Company will be held on Friday, April 25, 1997, at 11:00 a.m., local time, at the Company's executive offices, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey for the following purposes:

        (1) To elect four directors of the First Class to hold office for three years, two directors of the Second Class to hold office for one year and one director of the Third Class to hold office for two years.

        (2) To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for 1997.

        (3) To transact such other business as may be incident to or properly come before the Annual Meeting or any adjournments thereof.

    The transfer books will not be closed, but only shareholders of record at the close of business on February 28, 1997 are entitled to notice of and to vote at the Annual Meeting.

    A map showing the location of the Company's executive offices, as well as necessary travel information, follows this Notice and Proxy Statement.

    You are requested to vote, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. Since it is impractical to eliminate duplication, separate proxies are mailed to persons whose names are shown in more than one way on the Company's stock records. Therefore, you may receive more than one proxy. PLEASE VOTE, DATE, SIGN AND RETURN ALL PROXIES RECEIVED.

    Shares held for the account of shareholders participating in the Company's Automatic Dividend Reinvestment and Cash Payment Plan will be voted by such Plan's administrator in the same manner as directed on the enclosed proxy. If a shareholder participating in the Automatic Dividend Reinvestment and Cash Payment Plan does not return a proxy, the shares held for such shareholder's account in such Plan will not be voted.

                                             By Order of the Board of Directors,

                                                           R.G. Heller,
                                                             SECRETARY

Dated: March 12, 1997

                             INGERSOLL-RAND COMPANY
                                 P.O. BOX 8738
                        WOODCLIFF LAKE, NEW JERSEY 07675

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited by the Board of Directors of the Company in connection with the Annual Meeting to be held on April 25, 1997. It and this Proxy Statement are being sent to shareholders beginning on or about March 12, 1997. Proxies in the accompanying form which are properly executed and received by the Secretary prior to the Annual Meeting will be voted. The Company has retained Georgeson & Co. to assist in the solicitation of proxies personally and by telephone at a cost of $10,000 plus expenses. In addition, certain officers and other employees of the Company, without extra remuneration, may assist in the solicitation. The cost of solicitation will be borne by the Company.

                             REVOCABILITY OF PROXY

    A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised and may do so by written notice to the Secretary of the Company at the address set forth above, effective upon receipt of such written notice, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

                               VOTING SECURITIES

    The record date for the determination of shareholders entitled to vote at the Annual Meeting is the close of business on February 28, 1997. There were outstanding and entitled to vote on such date 109,775,100 shares of Common Stock, each of which is entitled to one vote.

    In voting for the election of directors, shareholders have cumulative voting rights. Accordingly, each shareholder may cumulate such voting power as such shareholder possesses and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of such shareholder's votes, or distribute such shareholder's votes on the same principle among two or more candidates, as such shareholder sees fit. The enclosed proxy grants discretionary authority for the exercise of such cumulative voting rights.

    The affirmative vote of the holders of a plurality of votes cast at the Annual Meeting will be required to elect directors. The affirmative vote of the holders of a majority of the votes cast will be required to act on all other matters to come before the Annual Meeting.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present. The inspectors of election will treat abstentions, as well as shares represented by proxies submitted by brokers who indicate that they do not have authority to vote on a particular matter, as shares that are present for purposes of determining the presence of a quorum, but as unvoted (i.e., not cast) for purposes of determining the approval of the particular matter in question.

                            1. ELECTION OF DIRECTORS

    It is intended that the proxies will be voted for the election of Theodore
H. Black, Joseph P. Flannery, Theodore E. Martin and Richard J. Swift as directors of the First Class for a term of three years, Cedric E. Ritchie and J. Frank Travis as directors of the Second Class for a term of one year and Tony L. White as a director of the Third Class for a term of two years. If, for reasons not now known, any of said nominees is not a candidate when the Annual Meeting takes place, it is intended that such proxies will be voted for the election of the other nominees named and may be voted for any substitute nominees. The proxies may be voted cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxyholders, makes such action necessary or desirable.

    Information with respect to each nominee and each director whose term of office will continue after the Annual Meeting is as follows:

THEODORE H. BLACK

    Mr. Black retired in 1993 as Chairman and Chief Executive Officer of the Company, a position he had held from 1988. He served as a Vice President of the Company from 1972 through 1986, as President and Chief Executive Officer of Dresser-Rand Company (in which the Company holds a 49% ownership interest) from 1987 until 1988 and as President of the Company from 1988 to 1992. He is also a director of CPC International, Inc., General Public Utilities Corporation and McDermott International, Inc. Mr. Black, who is 68 years old, became a director of the Company in 1988. He is a candidate for a three-year term.

JOSEPH P. FLANNERY

    Mr. Flannery has been Chairman, President and Chief Executive Officer of Uniroyal Holding, Inc., a holding company, since 1986. He was also a partner in Clayton & Dubilier, an investment firm, from 1988 to 1990. Mr. Flannery served as Chairman, President and Chief Executive Officer of Uniroyal, Inc., a manufacturer of chemicals, tires, engineered products and leisure products, from 1982 to 1986. He is also a director of APS, Inc., Arvin Industries, Inc., K Mart Corporation, Newmont Gold Company, Newmont Mining Corporation and The Scotts Company. Mr. Flannery, who is 64 years old, became a director of the Company in 1986. He is a candidate for a three-year term. Member of Audit, Finance and Compensation and Nominating Committees.

CONSTANCE J. HORNER

    Mrs. Horner has been a Guest Scholar at The Brookings Institution since 1993. She served at the White House as Assistant to the President and Director of Presidential Personnel from 1991 to 1993, and as Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991. She is also a director of Foster Wheeler Corporation, Pfizer Inc. and The Prudential Insurance Company of America. Mrs. Horner, who is 55 years old, became a director of the Company in 1994. Her current term expires in 1998. Member of Corporate Affairs and Finance Committees.

H. WILLIAM LICHTENBERGER

    Mr. Lichtenberger has been Chairman and Chief Executive Officer of Praxair, Inc., an industrial gases company, since 1992. He previously served as a Vice President of Union Carbide Corporation ("Union Carbide") from 1986 to 1990, and as the President and Chief Operating Officer of Union Carbide from 1990 until his resignation in 1992 in connection with the spinoff of Praxair, Inc. from Union Carbide. He is also a director of Olin Corporation. Mr. Lichtenberger, who is 61 years old, became a director of the Company in 1995. His current term expires in 1999. Member of the Audit, Compensation and Nominating and Finance Committees.

THEODORE E. MARTIN

    Mr. Martin has been President and Chief Executive Officer of Barnes Group, Inc., a manufacturer and distributor of precision springs and custom metal parts, since 1995. From 1990 until 1995, he held several executive positions with Barnes Group, Inc. and has served as a director of that company since 1993. He is also a director of Unisys Corporation. Mr. Martin, who is 57 years old, became a director of the Company in August 1996. He is a candidate for a three-year term. Member of Corporate Affairs and Finance Committees.

JAMES E. PERRELLA

    Mr. Perrella has been Chairman and Chief Executive Officer of the Company since 1993. He has also served as President of the Company since 1992, prior to which he served as an Executive Vice President of the Company. He is also a director of Becton Dickinson and Company and Cincinnati Milacron, Inc.

Mr. Perrella, who is 61 years old, became a director of the Company in 1992. His current term expires in 1999.

CEDRIC E. RITCHIE

    Mr. Ritchie was Chairman of the Executive Committee of The Bank of Nova Scotia from 1993 to 1995 and has served as a director of The Bank of Nova Scotia for many years. He served as Chairman of the Board of The Bank of Nova Scotia from 1974 until 1995 and as its Chief Executive Officer from 1974 until 1993. He is also a director of Canadian National Railway Company, J. Ray McDermott S.A., MacMillan Bloedel Limited, Minorco, and Nova Corporation of Alberta. Mr. Ritchie, who is 69 years old, became a director of the Company in 1987. He is a candidate for a one-year term. Member of Compensation and Nominating and Finance Committees.

ORIN R. SMITH

    Mr. Smith has been Chairman and Chief Executive Officer of Engelhard Corporation, a provider of specialty chemical products, engineered materials and industrial commodities management services for various industries, since 1995. He previously served as President and Chief Executive Officer and a director of Engelhard Corporation from 1984 to 1995. He is also a director of Louisiana Land & Exploration Company, Minorco, The Perkin-Elmer Corporation, The Summit Bancorporation and Vulcan Materials Company. Mr. Smith, who is 61 years old, became a director of the Company in 1995. His current term expires in 1998. He is a member of the Audit, Compensation and Nominating and Corporate Affairs Committees.

RICHARD J. SWIFT

    Mr. Swift has been Chairman, President and Chief Executive Officer of Foster Wheeler Corporation, a provider of design, engineering, construction, manufacturing, management and environmental services, since 1994. He held several executive positions with Foster Wheeler Corporation, including serving as its President and Chief Operating Officer from 1992 to 1994. He is also a director of Public Service Enterprise Group Incorporated. Mr. Swift, who is 52 years old, became a director of the Company in 1995. He is a candidate for a three-year term. He is a member of the Audit and Compensation and Nominating Committees.

J. FRANK TRAVIS

    Mr. Travis has been Vice Chairman of the Board of Directors of the Company since September 1996. He previously served as an Executive Vice President of the Company from 1993 to September 1996, and as a Vice President from 1990 to 1993. In addition, from 1994 to 1995 he served as President of the Company's Bearings and Components Group. Mr. Travis, who is 61 years old, became a director of the Company in September 1996, and is a candidate for a one-year term.

TONY L. WHITE

    Mr. White has been Chairman, President and Chief Executive Officer of The Perkin-Elmer Corporation, a developer, manufacturer and marketer of life science systems and analytical instruments used by a variety of industries, since 1995. He previously held numerous positions with Baxter International Inc., including serving as an Executive Vice President from 1993 to 1995. He is also a director of C. R. Bard, Inc. Mr. White, who is 50 years old, became a director of the Company in February 1997, and is a candidate for a two-year term. He is a member of the Audit and Corporate Affairs Committees.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of February 28, 1997, the beneficial ownership of the Company's Common Stock by (i) each of the directors of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table below, and (iii) all directors and executive officers of the Company as a group:

                                                                         SHARES      DEFERRED
                                                                           OF          SHARE
                                                                      COMMON STOCK     UNITS
NAME                                                                     (A)(B)         (C)
-------------------------------------------------------------------  --------------  ---------
T. H. Black........................................................         45,666(d)       156
J. P. Flannery.....................................................          2,500       3,514
F. W. Hadfield.....................................................         57,688      --
C. J. Horner.......................................................          2,023         488
H. W. Lichtenberger................................................          2,500         637
T. E. Martin.......................................................            500         226
T. F. McBride (e)..................................................         43,266      --
A. M. Nixon........................................................         62,690       1,280
J. E. Perrella.....................................................        396,745(f)    38,827
N. J. Pishotti.....................................................          2,342         490
C. E. Ritchie......................................................          1,900       4,261
O. R. Smith........................................................          2,500       2,408
R. J. Swift........................................................          2,000         339
J. F. Travis.......................................................        239,109(g)    21,549
T. L. White........................................................            500          99
All directors and executive officers as a group (26 persons).......      1,527,047(h)   106,657

------------------------

(a) Unless otherwise indicated, all shares are held directly. No director or executive officer of the Company owns as much as 1% of the outstanding Common Stock.

(b) Includes shares held by the trustee under the Company's Leveraged Employee Stock Ownership Plan, Savings and Stock Investment Plan and Retirement Account Plan for the benefit of executive officers as follows: F.W. Hadfield, 0 shares; T.F. McBride, 142 shares; A.M. Nixon, 6,775 shares; J.E. Perrella, 29,249 shares; N.J. Pishotti, 242 shares; J.F Travis, 15,489 shares; and all executive officers as a group, 106,439 shares. Also included are shares which directors and executive officers had the present right to acquire under the Company's Incentive Stock Plans as follows: T.H. Black, 1,500 shares; J.P. Flannery, 1,500 shares; F.W. Hadfield, 30,000 shares; C.J. Horner, 1,500 shares; H.W. Lichtenberger, 1,500 shares; T.F. McBride, 0 shares; A.M. Nixon, 49,000 shares; J.E. Perrella, 300,000 shares; N.J. Pishotti, 0 shares; C.E. Ritchie, 1,500 shares; O.R. Smith, 1,500 shares; R.J. Swift, 1,500 shares; J.F. Travis, 200,000 shares; and all directors and executive officers as a group, 1,072,500 shares.

(c) In the case of non-employee directors these amounts represent shares earned and vested under the Director Deferral Plan (referred to below under the caption "Board of Directors and Committees"). In the case of executive officers these amounts represent (i) shares earned and vested under the Executive Deferral Plan (referred to below under the caption "Executive Compensation--Report of the Compensation and Nominating Committee") and (ii) shares in respect of vested stock awards deferred at the election of the executives. Shares credited to non-employee directors under the Director Deferral Plan in connection with the termination of the Company's retirement plan for non-employee directors are as follows: J.P. Flannery, 3,292 shares; C.J. Horner, 354 shares; H.W. Lichtenberger, 437 shares; T.E. Martin, 70 shares; C.E. Ritchie, 4,105 shares; O.R. Smith, 437 shares; and R.J.

    Swift, 228 shares. In addition, upon the effectiveness of the Director Deferral Plan, Mr. Smith was credited with 1,771 shares, representing the value of director fees he previously deferred.

(d) Includes 13,500 shares of Common Stock owned by Mr. Black's wife and Mr. Black disclaims beneficial ownership of such shares.

(e) Mr. McBride retired from the Company effective October 31, 1996.

(f) Includes 14,800 shares of Common Stock owned by a family foundation of which Mr. Perrella and his wife are the trustees and Mr. Perrella disclaims beneficial ownership of such shares.

(g) Includes an aggregate of 8,050 shares owned by members of Mr. Travis' family and Mr. Travis disclaims beneficial ownership of all such shares.

(h) The shares of Common Stock beneficially owned by all directors and executive officers as a group aggregated approximately 1.38% of the total outstanding Common Stock. This includes an aggregate of 41,336 shares of Common Stock owned by members of the families of such individuals or by family foundations, as to which such directors and executive officers disclaim beneficial ownership.

    The following table sets forth each shareholder which, as of February 28, 1997, is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company:

                 NAME AND ADDRESS OF                   AMOUNT AND NATURE OF     PERCENT OF
                BENEFICIAL OWNERSHIP                   BENEFICIAL OWNERSHIP        CLASS
-----------------------------------------------------  ---------------------  ---------------
Chase Manhattan Corporation..........................          8,108,121(a)           7.39%
One Chase Manhattan Plaza
New York, New York 10081
FMR Corp.............................................         12,986,880(b)          11.83%
82 Devonshire Street
Boston, Massachusetts 02109

------------------------

(a) Of these shares 7,749,543 are held as trustee of the Company's Leveraged Employee Stock Ownership Plan, Savings and Stock Investment Plan and Retirement Account Plan for the benefit of participants in such plans. The balance of 358,778 shares are held in various investment funds managed by Chase Manhattan.

(b) FMR has sole investment power as to all except 400 of such shares. In addition, as to 990,288 of these shares, FMR Corp. has sole voting power.

                       BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held nine meetings during 1996. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Committees of which he or she was a member.

    Effective January 1, 1997, following a review of the director compensation practices of a number of United States companies in industries and of a size similar to that of the Company, the Board of Directors adopted a number of changes to the Company's compensation programs for non-employee directors. In adopting these changes, the Board of Directors concluded that the changes were appropriate to maintain the continued competitiveness of the total compensation package offered to the Company's non-employee directors. Furthermore, the changes were designed to more closely align director compensation with the returns realized by the Company's shareholders.

    The most significant changes involved the termination of the retirement program for non-employee directors and the adoption of the Directors Deferred Compensation and Stock Award Plan (the "Director Deferral Plan"). Under the Director Deferral Plan, each non-employee director is to be credited annually with units representing 400 shares of the Company's Common Stock, such credit to be made to an account maintained for each non-employee director (a "Deferred Compensation Account"). In order to compensate non-employee directors for the value of the retirement benefits they had accrued prior to January 1, 1997, each non-employee director's Deferred Compensation Account was credited with a number of units representing Company Common Stock equal to the value of such accrued benefit. The Director Deferral Plan also permits non-employee directors to defer all or a portion of the retainer and meeting fees to which they are entitled. The Company makes a supplemental contribution equal to 20% of the retainer and meeting fees so deferred and all such amounts are credited to the director's Deferred Compensation Account. Each director is fully vested in amounts credited to the director's Deferred Compensation Account, except that the Company's 20% supplemental contributions in respect of deferred fees are not vested until five years after crediting or, if earlier, the cessation of the director's service on the Board of Directors by reason of death or normal retirement (i.e., age 70 or 15 years of Board service). All distributions under the Director Deferral Plan will be made in the form of shares of Company Common Stock equal to the number of units credited to the director in question.

    In addition to the adoption of the Director Deferral Plan, the Board increased the annual retainer payable to non-employee directors from $27,000 to $30,000 and increased the meeting fee payable to Board Committee chairs from $1,500 to $2,000. The regular meeting fee of $1,000 was retained.

    Under the Company's Incentive Stock Plan of 1995, each non-employee director is also granted an option to purchase 1,500 shares of the Company's Common Stock annually.

    The Audit Committee held four meetings during 1996. The functions of this Committee are to recommend to the Board the public accounting firm to be appointed the Company's independent auditors, to review the scope of the audit and the findings of the independent auditors, to review with Company officers the internal audit department activities and any actions taken in response to recommendations of the independent auditors, to make appropriate periodic reports to the Board relating to the Committee's activities and to render such advice and recommendations in connection with the foregoing matters as it deems necessary.

    The Compensation and Nominating Committee held four meetings during 1996. The functions of this Committee are to establish the Company's executive compensation policies, to review the compensation of officers and key employees, to recommend or approve changes in compensation within the limits of the Committee's authority, to review and recommend changes in the Company's employee benefit programs and management succession plans and to recommend to the Board nominees for election as directors and officers and for appointment to the committees of the Board. The Committee also administers and supervises the Company's Incentive Stock Plans and the Management Incentive Unit Plan.

    While the Compensation and Nominating Committee does not actively solicit names of candidates for nomination to the Board, it will review and consider any proposed nominations submitted in writing by the shareholders of the Company. Shareholders may submit such recommendations to the Secretary of the Company.

    The Corporate Affairs Committee held two meetings during 1996. The functions of this Committee are to review the Company's policies on public issues having broad social significance, the implementation of those policies, and the Company's conduct of its business as a responsible corporate citizen.

    The Finance Committee held four meetings during 1996. The functions of this Committee are to direct the investment policies of all retirement plans of the Company and its subsidiaries (including the Company's Savings and Stock Investment Plan), and to review the Company's annual finance plan, proposed borrowings and securities issuances, and dividend and cash management policies.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

    The Company's executive compensation program is administered by the Compensation and Nominating Committee of the Board of Directors (the "Compensation Committee"), which is composed of the individuals listed below, each of whom is an independent non-employee director. The Compensation Committee has responsibility for the Company's executive officer compensation program, including the approval of salary increases and annual bonuses, and the granting of stock options, stock awards and Management Incentive Units ("MIUs"), in accordance with the terms of the respective plans governing such grants, to executive officers who are not also directors of the Company. It also has responsibility for making recommendations to the members of the Board of Directors who have not participated in the executive compensation program regarding salary increases, the payment of annual bonuses, and the granting of stock options, stock awards and MIUs to executive officers who also are directors of the Company.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

    The Compensation Committee's executive officer compensation policies are based on the belief that the interests of the Company's executive officers should be aligned with those of the Company's shareholders. The policies relate compensation to both short-term (annual) and long-term financial performance of the Company, as well as to long-term shareholder returns. Compensation policies also incorporate a pay-at-risk component to achieve these ends.

    The objectives which guide policy development are to (a) provide a total compensation package that will attract, motivate and retain as senior management exceptionally talented individuals who are essential for building shareholder value on a long-term basis, (b) establish annual incentives for members of senior management that are directly tied to the overall financial performance of the Company and to their respective individual performances, and (c) create long-term incentives to focus executives on managing from the viewpoint of an owner with an equity stake in the business, thereby aligning executive compensation with the returns realized by the Company's shareholders. While many compensation determinations are based upon objective criteria, certain of such determinations include subjective elements.

    The objectives described above are generally accomplished through a mix of compensation components, targeted degrees of competitiveness and direct linkages to Company financial performance. The value of the variable compensation components (annual cash incentive payments plus stock options and stock awards) is directly linked to the financial performance of the Company and to the value of the Company's Common Stock. Thus, alignment of the interests of the shareholders and of the executives is achieved.

    The Compensation Committee periodically reviews and evaluates its executive officer compensation practices against the practices and pay levels of other similar companies. These comparisons are conducted continuously throughout the year through a variety of methods such as direct analysis of peer company proxy statements, compilation of survey data published by several outside consulting firms, and customized compensation surveys performed by outside consulting firms. The companies included in these compensation surveys are not necessarily the same as those comprising the Standard & Poor's Machinery-Diversified Index referred to below under the caption "Performance Graph," although some of the companies comprising such Index are included in the compensation surveys.

    Salary increases normally are granted annually to executive officers by the Compensation Committee based upon individual performance, the Compensation Committee's evaluation of general U.S. industry salary trends derived from surveys and various business publications and the salaries paid for comparable positions in the surveyed corporations referred to above. Weighing of these salary determination factors varies because each salary determination is based upon an individual's particular circumstances.

    Executive officers with direct responsibility for business unit operations may receive annual bonuses under the terms of written performance agreements established early each year. The agreements for 1996 provided that a bonus equal to 30-40% of salary would be payable if their respective group operations met certain pre-established operating income and asset management targets, and an additional 40-50% of salary (to a maximum of 80% of salary) would be payable for substantially exceeding those targets. In addition, a discretionary bonus of up to 20% of salary would be payable based upon subjective criteria applicable to the respective operations managed by these executive officers. The total bonus could be increased by up to 25% based on the Company's achievement of a pre-established earnings per share objective during the particular year.

    Other executive officers, including those responsible for staff functions, may receive annual bonuses based upon both the Company's and their individual performance during each such year. The determination of the amount of any bonus payable to these other executive officers is subjective. In fixing such bonus awards, the Compensation Committee considers not only the Company's earnings per share performance in the particular year compared to the preceding year and to the earnings per share goal established at the start of the particular year, but also the individual's contribution to such performance. In addition, the general economic environment in which the Company operated during such year is taken into account as are the prevailing pay levels for similar positions in similar companies.

    The Company's Senior Executive Performance Plan (the "SEPP") limits the bonuses which may be awarded to participants in the SEPP, who consist of the chief executive officer plus the four other highest compensated officers (as determined under Securities Exchange Act regulations). Bonuses to SEPP participants are limited to their respective allocated shares of the SEPP's Performance Bonus Pool for the year in question.

    The Company's executive officer compensation program provides for a substantial component of total executive officer compensation to reflect the returns realized by shareholders and the degree to which future performance targets are met. This equates the long-term interests of the Company's executive officers with those of the Company's shareholders and is accomplished through the following long-term incentive programs:

        (a) Stock options under the Company's Incentive Stock Plans generally have been granted annually at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and are exercisable over the period beginning one year from the date of grant until the tenth anniversary of the grant.

        (b) Stock awards payable in the Company's Common Stock periodically have been granted under the Company's Incentive Stock Plans to executive officers and other key employees of the Company. Awards to executive officers normally are distributed upon vesting in three annual installments and are conditioned on continued employment with the Company. The stock awards provide that one-half of each award will be paid only in the event the Company achieves predetermined earnings per share objectives during the installment payout period. The objective for each year is established early in the year by the members of the Board of Directors who do not participate in the compensation program. In the event such earnings per share objectives are not met, payouts are made only at the discretion of the members of the Board of Directors who do not participate in the executive compensation program.

        (c) MIUs under the Management Incentive Unit Plan (the "MIU Plan") have been granted to executive officers during the course of their employment with the Company. This program recognizes the performance of individuals who have a high potential for growth in the future management of the Company. The number of MIUs granted to a particular individual is based upon the position responsibility of such individual within the Company, such individual's tenure in such position and with the Company, and an evaluation of the potential of such individual for future personal and professional growth. Weighing of the factors used in determining MIU grants varies because each grant is based upon an individual's particular circumstances. Under the MIU Plan, when cash dividends are paid on the Company's Common Stock, a participant is paid a cash amount equal to one-half of the dividends such participant would have received had the participant owned one share of Common Stock for each MIU granted to the participant. The remaining one-half of each cash dividend is credited to an account for the participant and is converted into so-called Common Stock equivalents (i.e., a unit or units equal to the number of shares of the Company's Common Stock which the cash dividend would have been able to purchase on the open market, based on the then current per share price). Dividends are credited on such Common Stock equivalents which also are held in the participant's MIU account. Amounts credited as Common Stock equivalents become vested after five years. Common Stock equivalents entitle the holder to receive upon retirement, as defined in the MIU Plan, cash equal to the fair market value of one share of Common Stock for each Common Stock equivalent credited to the participant's account.

    During 1996 the Company developed and implemented the Executive Deferred Compensation and Stock Bonus Plan (the "Executive Deferral Plan"), which enables and encourages eligible executives to defer receipt of all or part of their Company annual cash bonus in exchange for Company Common Stock equivalents in an amount equal to 120% of the deferred amount. The Executive Deferral Plan is designed to increase stock ownership by executives. As a condition of participation, executives agree to prescribed stock ownership guidelines which are expressed as multiples of their annual salary based on their roles and job levels. Withdrawals are generally made at retirement and are in the form of Company Common Stock.

    The number of stock options and stock awards granted are based upon the position responsibility of each recipient and the long-term incentive practices of the surveyed corporations referred to above. These factors are periodically reevaluated by the Compensation Committee. The Compensation Committee seeks to provide total opportunity, comprised of salary, annual incentives and long-term incentives, for executive officers within the third quartile of the pay levels for equivalent positions as determined through the survey processes discussed above. The Compensation Committee uses these guidelines in making its award grant determinations. New awards of both stock options and stock grants are issued without regard to the options or awards previously granted or still outstanding.

1996 CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee recommended (and the Board of Directors approved) a 13.7% salary increase effective December 1, 1996, for Mr. Perrella. This increase brought Mr. Perrella's salary level to $830,000, just below the average salary of the chief executives of the surveyed corporations referred to above.

    In addition, the Compensation Committee recommended that, in accordance with the SEPP, the Board approve a bonus to Mr. Perrella in respect of 1996 in an amount equal to 126.5% of his 1996 year-end salary. This recommendation, as well as the Board's subsequent award of that bonus, was based upon Mr. Perrella's contributions to the Company's 1996 operating results, which, for the third consecutive year exceeded the Company's earnings per share goals and produced a 32% increase in net earnings over 1995, establishing a record for the Company.

    During 1996, Mr. Perrella was also awarded stock options in respect of 90,000 shares of the Company's Common Stock which are exercisable beginning on May 1, 1997, at an exercise price of $39.31 per share, consistent with the guidelines described above (i.e., based upon his position responsibility and the long-term incentive practices of the surveyed corporations referred to above).

1996 COMPENSATION OF OTHER NAMED EXECUTIVE OFFICERS

    During 1996, in accordance with the policies stated above, the executive officers named in the Summary Compensation Table, other than Mr. Perrella, were granted salary increases averaging approximately 10.5%. Bonus awards to Messrs. Travis, Hadfield, Nixon and Pishotti were granted pursuant to performance agreements of the type described above. Since in 1996 the operations or functions for which Messrs. Travis, Hadfield, Nixon and Pishotti were responsible exceeded their respective operating income, cost improvement and asset management goals and the Company achieved certain pre-established profit objectives, these individuals were awarded bonuses averaging approximately 96.5% of salary. In recognition of his contributions to the Company's performance during 1996 as well as prior years, a bonus was awarded to Mr. McBride (who retired on October 31, 1996) in an amount approximately equal to the bonus awarded to him for 1995. Where applicable, the bonus awards were in accordance with the SEPP.

    The named executive officers were also granted stock options in respect of the Company's Common Stock, as indicated in the Summary Compensation Table and under the captions "Stock Options" and "Long-Term Incentive Plan Awards," in accordance with the practices referred to above.

SUMMARY

    The Compensation Committee believes the compensation program for the Company's executive officers is competitive with, and falls within the third quartile relative to, the compensation programs provided to similarly situated officers in the surveyed corporations. The Compensation Committee believes the bonus payments made to the executive officers named in the Summary Compensation Table below in respect of the year 1996 are appropriate and commensurate with the Company's 1996 financial and strategic performance and their respective individual achievements during the year. Based on information the Compensation Committee has been provided by consultants relative to the compensation practices of surveyed corporations, it believes the stock incentive compensation opportunities provided to these officers, in the form of stock awards and stock options, are also appropriate and are awarded in a manner fully consistent with the Company's strategy of basing a substantial component of total executive officer compensation on the total returns realized by the Company's shareholders.

                                          COMPENSATION AND NOMINATING
                                          COMMITTEE

                                          Joseph P. Flannery, Chairman
                                          H. William Lichtenberger
                                          Cedric E. Ritchie
                                          Orin R. Smith

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the years ended December 31, 1994, 1995 and 1996, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the individuals named below:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                               ---------------------------------------
                                                                                         AWARDS              PAYOUTS
                                          ANNUAL COMPENSATION                  ---------------------------  ----------
                           --------------------------------------------------                 SECURITIES
                                                                OTHER ANNUAL    RESTRICTED    UNDERLYING       LTIP
   NAME AND PRINCIPAL                   SALARY       BONUS      COMPENSATION   STOCK AWARDS  OPTIONS/SARS    PAYOUTS
        POSITION             YEAR        ($)          ($)          ($)(A)         ($)(B)          (#)         ($)(C)
-------------------------  ---------  ----------  ------------  -------------  ------------  -------------  ----------
J.E Perrella.............       1996  $  738,333  $  1,050,000(e)   $  --       $  236,450(e)      90,000   $  366,750
  Chairman of the               1995     647,500       913,000       --             24,611        90,000       123,165
  Board,                        1994     545,417       700,000       --            853,136        80,000       325,346
  President and Chief
  Executive Officer

J.F. Travis..............       1996     366,667       480,000(e)      --          321,115(e)      60,000      148,000
  Vice Chairman                 1995     328,833       437,500       --              8,849        40,000        71,138
                                1994     280,000       333,625       --            493,431        40,000        90,900

F.W. Hadfield............       1996     292,500       237,600       64,260         11,758        30,000       110,000
  Vice President                1995     265,500       130,000       76,019         10,941        30,000        64,363
                                1994     184,852       118,464       70,544        367,139        30,000        75,750

T.F. McBride (f).........       1996     285,417       242,500       --              7,753        40,000       133,200
  Senior Vice President         1995     312,500       243,750       --              9,811        40,000        53,861
  and Chief Financial           1994     286,667       180,000       --            340,960        35,000       132,941
  Officer

A.M. Nixon...............       1996     243,167       198,240(e)      --           81,486(e)      25,000       64,380
  Vice President                1995     221,083       183,665       --              6,656        24,000        49,458
                                1994     198,667       204,840       --             92,404        20,000        21,210

N.J. Pishotti (g)........       1996     234,750       223,125(e)      27,859        4,462(e)      18,000       74,000
  Vice President                1995     160,096       132,188       --            173,750        18,000        --
                                1994      --           --            --             --            --            --


                             ALL OTHER
   NAME AND PRINCIPAL      COMPENSATION
        POSITION                (D)
-------------------------  -------------
J.E Perrella.............    $  97,680
  Chairman of the               80,983
  Board,                        55,249
  President and Chief
  Executive Officer
J.F. Travis..............       45,500
  Vice Chairman                 39,065
                                29,244
F.W. Hadfield............        3,510
  Vice President                24,983
                                43,298
T.F. McBride (f).........       44,150
  Senior Vice President         29,934
  and Chief Financial           20,014
  Officer
A.M. Nixon...............       23,204
  Vice President                22,609
                                21,691
N.J. Pishotti (g)........       59,315
  Vice President                 6,150
                                --

------------------------

(a) These amounts represent (i) that portion of relocation benefit payments to Messrs. Hadfield and Pishotti which compensated them for the income taxes payable in respect of relocation compensation and (ii) perquisites in respect of Mr. Hadfield, including a housing allowance of $45,000 in 1994 and $60,000 in 1995 and 1996. The relocation benefit amounts are reflected in the column headed "All Other Compensation."

(b) The amounts reflected as Restricted Stock Awards are composed of (i) the portion of stock awards granted under the Incentive Stock Plan to be issued subject to the continuation of employment of the named executives, (ii) the crediting of Common Stock equivalents to the accounts of such executives under the MIU Plan, and (iii) for 1996, amounts credited under the Executive Deferral Plan equal to 20% of the cash bonuses deferred by certain of the named executives. The 1994 and 1996 amounts for Mr. Travis also include stock awards which were based upon the performance of the Company in such years.

   The shares issuable during the three year period beginning January 1, 1997, to the named executives under outstanding stock awards which are subject to continued employment and the years of vesting of such awards are as follows:

                                                                          YEAR OF VESTING
                                                                  -------------------------------
    NAME                                                            1997       1998       1999
----------------------------------------------------------------  ---------  ---------  ---------
J.E. Perrella...................................................      6,750     11,250     --
J.F. Travis.....................................................      6,000      6,000     --
F.W. Hadfield...................................................      2,250      3,750     --
T.F. McBride....................................................     --         --         --
A.M. Nixon......................................................      2,525      1,592     --
N.J. Pishotti...................................................      1,500      2,500     --

   Dividend equivalents are paid in respect of such shares prior to their vesting. The issuance of the balance of the shares subject to the stock awards is contingent upon the attainment of earnings per share goals established by the Board of Directors (see footnote (c) below).

   The aggregate number and fair market value as of December 31, 1996 of all Common Stock equivalents credited to the accounts of the named executives under the MIU Plan and the shares subject to outstanding stock awards issuable contingent upon the continued employment of the named executives are as follows:

                                                                                    FAIR MARKET
     NAME                                                               # SHARES       VALUE
---------------------------------------------------------------------  -----------  ------------
J.E. Perrella........................................................      27,290   $  1,214,405
J.F. Travis..........................................................      15,356        683,342
F.W. Hadfield........................................................      12,243        544,814
T.F. McBride.........................................................      --            --
A.M. Nixon...........................................................       7,390        328,855
N.J. Pishotti........................................................       4,000        178,000

(c) The amounts reflected in this column represent the value of the performance portion of stock awards distributed to the named executives. The shares subject to the performance portion of the stock awards are distributable if the Company achieves earnings per share goals established early each year.

(d) The amounts reflected in this column represent (i) Company contributions for the account of the named executive officers under the Company's Savings and Stock Investment Plan (which includes contributions under the Company's Leveraged Employee Stock Ownership Plan) and the Retirement Account Plan, as well as amounts credited to the accounts of such executive officers under the related supplemental plans, which provide benefits which would have been provided under the applicable tax-qualified plans but for Internal Revenue Code restrictions on such benefits, (ii) dividend equivalents paid to the named executive officers in respect of the performance portion of stock awards (see footnote (c) above) and (iii) relocation benefits paid to two of the executive officers named above. For 1996 such amounts were as follows:

                                                         RETIREMENT
                                                           ACCOUNT
                                         SAVINGS PLAN       PLAN
                                          (INCLUDING     (INCLUDING
                                         SUPPLEMENTAL   SUPPLEMENTAL
                                             PLAN)          PLAN)       DIVIDEND    RELOCATION
     NAME                                CONTRIBUTIONS  CONTRIBUTIONS  EQUIVALENTS   BENEFITS
---------------------------------------  -------------  -------------  -----------  -----------
J.E. Perrella..........................   $    54,290    $    32,860    $  10,530    $  --
J.F. Travis............................        24,000         16,000        5,500       --
F.W. Hadfield..........................       --             --             3,510       --
T.F. McBride...........................        23,963         15,975        4,212       --
A.M. Nixon.............................        12,750          8,500        1,954       --
N.J. Pishotti..........................        10,413          3,471        2,340       43,091

(e) Pursuant to the Executive Deferral Plan, annual cash bonuses for 1996 performance were deferred in exchange for Company Common Stock equivalents equal to 120% of the deferred amounts. Common Stock equivalents representing deferred cash bonuses are included in the "Bonus" column, while the 20% additional amounts are included in the column captioned "Restricted Stock Awards". The deferred cash bonus amounts for those executive officers named above who elected deferrals were as follows: J.E. Perrella, $1,050,000; J.R. Travis, $480,000; Mr. Nixon, $58,240; and Mr. Pishotti, $22,312.

(f) Mr. McBride retired from the Company as of October 31, 1996.

(g) Mr. Pishotti joined the Company in April 1995.

STOCK OPTIONS

    The following tables contain information for the year 1996 concerning the grants to, and exercises by, the executive officers named above, of stock options under the Incentive Stock Plan of 1995 and the value of such options held by such executive officers as of December 31, 1996:

                           OPTION/SAR GRANTS IN 1996

                                                   NUMBER OF
                                                  SECURITIES
                                                  UNDERLYING        % OF TOTAL
                                                 OPTIONS/SARS      OPTIONS/SARS        EXERCISE OR                 GRANT DATE
                                                    GRANTED         GRANTED TO            BASE        EXPIRATION      VALUE
NAME                                               (#)(A)(B)     EMPLOYEES IN 1996   PRICE ($)/(SH)      DATE        ($)(C)
-----------------------------------------------  -------------  -------------------  ---------------  -----------  -----------
J.E. Perrella..................................       90,000              6.76              39.31        4/30/06      843,300
                                                      40,000              3.00              39.31        4/30/06      374,800
J.F. Travis....................................       20,000              1.50              42.81         9/3/06      208,200
F.W. Hadfield..................................       30,000              2.25              39.31        4/30/06      281,100
T.F. McBride...................................       40,000              3.00              39.31        4/30/06      374,800
A.M. Nixon.....................................       25,000              1.88              39.31        4/30/06      234,250
N.J. Pishotti..................................       18,000              1.35              39.31        4/30/06      168,660

------------------------

(a) As of December 15, 1996, stock appreciation rights previously issued in tandem with stock options were revoked.

(b) All options become fully exercisable on May 1, 1997, except for the options with respect to 20,000 shares granted to Mr. Travis at an exercise price of $42.81, which become exercisable on September 4, 1997.

(c) Grant date value is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions:

                                                                MAY 1, 1996  SEPTEMBER 4, 1996
                                                                -----------  -----------------
Expected volatility...........................................      0.2258          0.2118
Risk-free rate of return......................................        6.35%           6.69%
Dividend yield................................................        1.89%           1.87%
Time of exercise (expected)...................................     4 years         4 years

 AGGREGATED OPTION/SAR EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION/SAR VALUE

                                                                                                   VALUE OF UNEXERCISED
                                             NUMBER OF                 NUMBER OF UNEXERCISED           IN-THE-MONEY
                                              SHARES                      OPTIONS/SARS AT             OPTIONS/SARS AT
                                            UNDERLYING      VALUE           12/31/96 (#)               12/31/96 ($)
                                           OPTIONS/SARS   REALIZED   --------------------------  -------------------------
NAME                                       EXERCISED (#)     ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
-----------------------------------------  -------------  ---------  -----------  -------------  ----------  -------------
J.E. Perrella............................       40,000      767,500     300,000        90,000     3,223,575       467,100
J.F. Travis..............................       20,000      479,374     200,000        60,000     2,665,100       241,400
F.W. Hadfield............................       32,000      461,000      60,000        30,000       537,900       155,700
T.F. McBride.............................       55,000      520,313      20,000        40,000       167,400       207,600
A.M. Nixon...............................        5,000       68,438      49,000        25,000       452,380       129,750
N.J. Pishotti............................       --           --          18,000        18,000       175,500        93,420

LONG-TERM INCENTIVE PLAN AWARDS

    As described above in the Report of the Compensation and Nominating Committee, the Company, as part of its executive officer compensation program, has awarded shares of Company Common Stock under the Company's Incentive Stock Plans to executive officers and other key employees. For awards granted prior to 1997, one-half of such awards is contingent upon the individual's continuing employment with the Company and one-half is contingent upon the Company's earnings per share performance during the payout period. The following table reflects the performance portion of stock awards granted during 1996 to the executive officers named above.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1996

                                                                                         ESTIMATED FUTURE PAYOUTS UNDER
                                                                                           NON-STOCK PRICE BASED PLANS
                                                                                -------------------------------------------------
                                                                PERFORMANCE
                                              NUMBER OF          OR OTHER
                                          SHARES, UNITS OR     PERIOD UNTIL
                                            OTHER RIGHTS        MATURATION
    NAME                                         (#)             OR PAYOUT         THRESHOLD (#)     TARGET (#)     MAXIMUM (#)
----------------------------------------  -----------------  -----------------  -------------------  -----------  ---------------
J.E.Perrella............................         --                 --                  --               --             --
J.F. Travis.............................          3,000                 (a)             --                3,000          3,000
F.W. Hadfield...........................         --                 --                  --               --             --
T.F. McBride............................         --                 --                  --               --             --
A.M. Nixon..............................          1,593                 (a)             --                1,593          1,593
N.J. Pishotti...........................         --                 --                  --               --             --

------------------------

(a) The shares subject to these stock awards are issuable in 1998 based upon the earnings per share performance of the Company during 1997.

RETIREMENT PLANS

    The Company and its subsidiaries maintain a number of defined benefit pension plans for their officers and other employees. The pension plans provide for fixed benefits in the event of retirement at a specified age and after a specified number of years of service. All of the executive officers of the Company named above are participants in the Company's Pension Plan Number One (the "Pension Plan") and the Elected Officers Supplemental Program. The following table illustrates approximate annual pensions for retirements in 1996 under the Pension Plan and under the Elected Officers Supplemental Program computed as a straight life annuity, before the reductions specified in footnote
(a) below and based on the indicated assumptions:

    APPROXIMATE ANNUAL PENSION UPON RETIREMENT AT AGE 65 BEFORE OFFSETS (A)

                                                15 YEARS OF  20 YEARS OF  25 YEARS OF  30 YEARS OF  35 YEARS OF  40 YEARS OF
     FINAL AVERAGE COMPENSATION                   SERVICE      SERVICE      SERVICE      SERVICE      SERVICE      SERVICE
----------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
$ 400,000.....................................   $ 130,000    $ 173,333   $   216,667   $ 260,000    $ 260,000    $ 260,000
  500,000.....................................     162,500      216,667       270,833     325,000      325,000      325,000
  600,000.....................................     195,000      260,000       325,000     390,000      390,000      390,000
  700,000.....................................     227,500      303,333       379,167     455,000      455,000      455,000
  800,000.....................................     260,000      346,667       433,333     520,000      520,000      520,000
  900,000.....................................     292,500      390,000       487,500     585,000      585,000      585,000
 1,000,000....................................     325,000      433,333       541,667     650,000      650,000      650,000
 1,100,000....................................     357,500      476,667       595,833     715,000      715,000      715,000
For each additional $100,000..................      32,500       43,334        54,166      65,000       65,000       65,000

------------------------

(a) Benefits payable to participants in the Pension Plan and the Elected Officers Supplemental Plan are reduced by (i) amounts attributable to the Company's contributions under the Company's Leveraged Employee Stock Ownership Plan, the Savings and Stock Investment Plan and Retirement Account Plan and any related supplemental plan, and (ii) a portion of the Social Security benefits to which such participants are entitled.

    The credited years of service at December 31, 1996 for the individuals named above are as follows: Mr. Perrella, 35 years; Mr. Travis, 38 years; Mr. Hadfield, 32 years; Mr. Nixon, 34 years and Mr. Pishotti, 2 years. The covered compensation as of December 31, 1996 for each of such individuals under the Elected Officers Supplemental Program is as follows: Mr. Perrella, $1,503,802; Mr. Travis, $726,919; Mr. Hadfield, $410,303; Mr. Nixon, $428,449; and Mr.
Pishotti, $415,657. Mr. McBride retired on October 31, 1996 with 23 years of credited service and covered compensation of $585,750.

OTHER POST-EMPLOYMENT ARRANGEMENTS

    The Company has entered into an arrangement with all of the executive officers named above whereby the Company is obligated to pay certain annual benefits for a ten-year period commencing upon normal retirement, so long as their employment with the Company is not terminated by the Company for cause (as defined), so long as they meet certain non-competition obligations and, in certain cases, so long as they retire from the Company at normal retirement age. In the event of death, the benefits are payable to the individual's estate to the extent not already paid. The annual benefits payable to each of such individuals are as follows: Mr. Perrella, $125,000; Mr. Travis, $100,000; Mr. Hadfield, $45,000; Mr. McBride, $65,000; Mr. Nixon, $45,000; and Mr. Pishotti, $45,000. Under this arrangement, the Company is a beneficiary of life insurance policies on such executives and, based on actuarial assumptions, the life insurance proceeds receivable by the Company will defray the costs associated with this program.

    The Company has also adopted a program which provides the executive officers named above with life insurance coverage ranging from one times annual earnings (as defined) to two times annual earnings

(increased in certain instances to account for income tax obligations payable in respect of such supplemental coverage).

CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into agreements with each of the executive officers named above, except Mr. Hadfield, which provide that if the employment of a particular executive officer is terminated (by the Company or, under certain circumstances, by the executive officer) within five years following a change in control of the Company (defined to include the acquisition by any person of 20% or more of the voting power of the Company's common stock or the disposition of substantially all the assets of the Company), the executive will receive a lump sum severance payment from the Company equal to three times the sum of (a) the executive's highest annual salary from the date of the change in control to the date of termination plus (b) the highest bonus paid the executive during the period beginning five years prior to the change in control and ending on the date of termination. In addition, the executive will receive an amount approximating the Company's contribution which would have been made for such executive's account under the Savings Plan and Retirement Account Plan (including the related supplemental plans) during the three years following termination of employment and will be entitled during such three-year period to continue to participate in the Company's welfare employee benefit programs. For purposes of calculating the executive's retirement benefits, five years will be added to both the executive's age and service with the Company. The agreements further provide that if the payments described above constitute "excess parachute payments" under applicable provisions of the Internal Revenue Code and related regulations, the Company will pay the executive an additional amount sufficient to place the executive in the same after-tax financial position the executive would have been in if the executive had not incurred the excise tax imposed under Section 4999 of the Internal Revenue Code in respect of excess parachute payments.

PERFORMANCE GRAPH

    The following graph compares for the five years ended December 31, 1996, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Stock Index and with the cumulative total return on the Standard & Poor's Machinery-Diversified Index. The graph assumes that $100 was invested on December 31, 1991 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Machinery-Diversified Index and assumes the reinvestment of dividends.

                       COMPARISON OF FIVE YEAR CUMULATIVE
                            TOTAL SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           INGERSOLL-RAND    S&P 500    S&P MACHINERY
1991                   100        100              100
1992                   108        108              102
1993                   145        118              151
1994                   122        120              147
1995                   139        165              181
1996                   179        203              226

TRANSACTIONS WITH MANAGEMENT

    Since January 1, 1996, the Company and its subsidiaries have engaged in transactions in the ordinary course of business with, or have used products or services of, a number of organizations in which the Company's directors have interests. The amounts involved have in no case been material in relation to the business of the Company and its subsidiaries and the Company believes that they have not been material in relation to the businesses of such other organizations or to the individual directors concerned. It is expected that the Company and its subsidiaries may continue to engage in similar transactions with such organizations in the future.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, based solely on its review of such forms received by the Company, or written representations that no other reports were required, for the year 1996 all Section 16(a) filing requirements were complied with, except that B.D. Jellison and A.M. Nixon each inadvertently failed to report on a timely basis one stock award transaction under the Company's Incentive Stock Plan of 1995. The transactions were reported approximately three weeks late.

           2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Price Waterhouse LLP as independent accountants for the Company and its subsidiaries to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1997. The appointment of Price Waterhouse LLP is subject to ratification by the shareholders and a resolution for such ratification will be offered at the Annual Meeting. Price Waterhouse LLP has been acting as independent accountants for the Company and its subsidiaries for many years and, both by virtue of its long familiarity with the Company's affairs and its ability, is considered best qualified to perform this important function.

    Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL AND YOUR PROXY WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED.

                                 OTHER MATTERS

    The Annual Meeting is called for the purposes set forth in the notice thereof. The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than those specifically referred to in the proxy and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote on such matters in accordance with their judgment.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

    Any proposal by a shareholder intended to be presented at the 1998 Annual Meeting of Shareholders of the Company must be received at the Company's principal executive offices at 200 Chestnut Ridge Road (P.O. Box 8738), Woodcliff Lake, New Jersey 07675, Attn: Secretary, no later than November 12, 1997, for inclusion in the proxy materials relating to that meeting.

    The Company's By-laws, as amended, set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with annual meetings of shareholders or pursuant to written shareholder consents. All such nominations must be made following written notice to the Secretary of the Company accompanied by certain background and other information specified in the By-laws. In connection with any annual meeting, written notice of a shareholder's intention to make such nominations must be given to the Secretary not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual meeting or, if the date of the annual meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual meeting, not later than the seventh day after the date on which notice of such annual meeting is given.

                         ANNUAL REPORT TO SHAREHOLDERS

    The Annual Report to Shareholders for the year ended December 31, 1996 is enclosed with this Proxy Statement. For shareholders who are employees, the Annual Report has been distributed at the Company's facilities.

Dated: March 12, 1997

                             INGERSOLL-RAND COMPANY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 25, 1997

    The undersigned hereby appoints JAMES E. PERRELLA, J. FRANK TRAVIS and PATRICIA NACHTIGAL or any of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all shares of stock of Ingersoll-Rand Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company's executive offices, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey, on Friday, April 25, 1997, at 11:00 A.M., or at any adjournments thereof, with all the powers the undersigned would possess, including cumulative voting rights, if then and there personally present, upon the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 12, 1997, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment.

    The nominees for election as directors are T.H. Black, J.P. Flannery, T.E. Martin, C.E. Ritchie, R.J. Swift, J.F. Travis, and T.L. White.

    PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

 1.        ELECTION OF DIRECTORS                                          FOR / /                   WITHHOLD AUTHORITY / /
           THE BOARD RECOMMENDS A VOTE FOR ALL                  All Nominees
           NOMINEES                                                                            All Nominees
           LISTED ON THE REVERSE SIDE HEREOF          (except as marked to the contrary
                                                                   below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, enter the nominee's name on the line below).
--------------------------------------------------------------------------------

 2.        RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.
           THE BOARD RECOMMENDS A VOTE FOR THE APPOINTMENT               / / FOR                   / / AGAINST           / / ABSTAIN
           This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
           IF NO CONTRARY SPECIFICATIONS ARE MADE ABOVE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                                            Date__________________________, 1997

                                            Signature___________________________

                                            Signature___________________________
                                            Please sign exactly as name(s)
                                            appear on this proxy. Executors,
                                            administrators, trustees, etc.
                                            should give full title.